UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 17, 2005

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) On June 22, 2005 the Registrant entered into a Change of Control Agreement with Maury Austin, the Registrant’s newly appointed Chief Financial Officer. The Change of Control Agreement between the Registrant and Mr. Austin is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The terms of the Change of Control Agreement provides, in pertinent part, that in the event of Mr. Austin’s involuntary termination of employment with Registrant within twelve (12) months following a change of control of the Registrant by merger, consolidation, sale of all or substantially all of the assets or capital stock of Registrant or a change in the composition of a majority of the Board of Directors in connection with certain contested elections, (1) all options held by Mr. Austin, to the extent outstanding at that time but not fully exercisable, will immediately accelerate and become exercisable, (2) Mr. Austin will receive one lump-sum severance payment equal to three (3) times his annual base salary and annual target bonus, and (3) Registrant will, at its own expense, continue to provide Mr. Austin and his eligible dependents with healthcare coverage under Registrant’s medical and dental plans for thirty-six (36) months following Mr. Austin’s involuntary termination of employment.

In addition, on June 22, 2005, the Registrant entered into an Indemnification Agreement with Mr. Austin. The terms of the Agreement are substantially similar in all material respects to the form of indemnification agreement that the Registrant has previously entered into with certain of its officers and directors (“Indemnitee”). Such material aspects of the Indemnification Agreement include (i) the Registrant shall indemnify the Indemnitee to the fullest extent permitted by the Delaware General Corporation Law against all Expenses, liability and losses reasonably incurred or suffered by Indemnitee in connection with any proceeding or action that involves Indemnitee by reason of his serving (or having served) as a director or officer of the Company or serving (or having served) at the request of the Company as a director, officer, employee, or agent of a third party, or by reason of anything done or not done by the Indemnitee in any such capacity; (ii) Registrant shall pay to Indemnitee in advance of the final disposition of any proceeding or action specified in (i) above all Expenses that Indemnitee incurs in connection with such proceeding or action (provided that Indemnitee must repay to the Company any Expenses to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company); (iii) to the extent that the Company maintains an insurance policy providing directors’ and officers’ insurance, Indemnitee shall be covered to the maximum extent of the coverage available for any director of officer of the Company; and (iv) no legal action shall be brought and no cause of action shall be asserted by or on behalf of the Registrant or any affiliate of the Registrant against the Indemnitee, the Indemnittee’s spouse, heirs, executors or personal or legal representatives after the expiration of three (3) years form the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances.

Aforementioned capitalized terms are defined in the Indemnification Agreement incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed February 24, 2005 (No. 000-25829).

In addition, Mr. Austin accepted an offer letter from the Registrant to receive a salary of $12,500 bi-monthly, a sign-on bonus in the amount of $110,000 payable in 3 payments, first upon hire and then quarterly thereafter. If Mr. Austin resigns or is terminated with cause prior to one year, a prorated portion of this bonus shall be returned to the Registrant. Mr. Austin may keep 1/12th of the bonus amount for each full month of employment he completes. Mr. Austin is eligible to participate in the executive incentive plan under which he is eligible to receive a 50% target incentive of his base salary based on the achievement of objectives established by the Registrant. The executive incentive plan is an annual plan is only applicable for a single year. For FY06, the Registrant’s Board of Directors approved a stock-based bonus plan for the executive staff, tied 100% to achieving the Registrant’s financial performance goal. Under this program Mr. Austin will receive a grant of 44,380 restricted stock units, with accelerated vesting, if the performance goal is achieved. In addition, Mr. Austin will receive an option to purchase 250,000 shares of the Registrant’s common stock. The option vests over a four year period from Mr. Austin’s start of employment.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On June 17, 2005, Maury Austin accepted the Registrant’s offer to become its Chief Financial Officer. Mr. Austin, age 47, is a 24-year veteran of Silicon Valley technology companies. Mr. Austin previously was the Chief Financial Officer of Southwall Technologies Inc. responsible for the Financial, Investor Relations and Information Technology groups. Prior to his employment with Southwall Technologies Inc., Mr. Austin served as Chief Financial Officer of Vicinity Corporation from 2000 until its acquisition by Microsoft Corporation in 2003. He served as Chief Financial Officer of Symmetricom from 1999 – 2000 where he was brought in to improve the company’s growth and profitability. Mr. Austin does not have any family relationships with the members of the Registrant’s Board of Directors or with the Registrant’s officers. For description of material terms of Mr. Austin’s employment with the Registrant, see Item 1.01 above.

(b) With the appointment of Maury Austin on June 17, 2005, as the Registrant’s Chief Financial Officer, Ronald W. Kisling transitioned to the position of Registrant’s Senior Vice President, Finance. A copy of the press release issued by the Registrant announcing executive changes is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Change of Control Agreement between the Registrant and Maury Austin dated June 22, 2005.

99.2 Press Release dated June 23, 2005, announcing changes in the Registrant’s executive staff.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: June 23, 2005	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	Sr. Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Change of Control Agreement between the Registrant and Maury Austin dated June 22, 2005.

99.2	Press Release dated June 23, 2005 announcing changes in the Registrant’s executive staff.